CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 15, 2007, relating to the financial statements and financial highlights which appear in the April 30, 2007 Annual Report to the Shareholders of Franklin Federal Tax-Free Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/S/PricewaterhouseCoopers LLP

San Francisco, California
August 27, 2007